UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

Ardea Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 652-6500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 1, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 8,500,000 shares of our common stock, par value $0.001 per share, including 900,000 and 426,470 shares of common stock sold to entities affiliated with two of our directors and principal stockholders, Felix J. Baker and Kevin C. Tang, respectively. The price to the public in this offering was $17.00 per share. The net proceeds to us from the sale of 8,500,000 shares in this offering were approximately $136.9 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering closed on February 6, 2012. In addition, under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,275,000 shares of common stock to cover over-allotments, if any. On February 2, 2012, the Underwriters exercised their over-allotment option in full.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Ardea and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-178746) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder, and pursuant to that certain Rule 462(b) registration statement (No. 333-179296) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On January 31, 2012, we issued a press release announcing that we had commenced the offering. On February 1, 2012, we issued a press release announcing that we had priced the offering. On February 6, 2012, we issued a press release announcing the exercise in full of the over-allotment option and completion of the offering. Copies of these press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 1, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 31, 2012, titled “Ardea Biosciences Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated February 1, 2012, titled “Ardea Biosciences Prices Public Offering of Common Stock.”

99.3	Press Release, dated February 6, 2012, titled “Ardea Biosciences Announces Exercise in Full of Over-Allotment Option and Completion of Public Offering of Common Stock.”

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding our expectations with respect to the expected net proceeds from the offering. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with Ardea’s drug discovery and development programs, and risks related to the outcome of Ardea’s business development activities, including collaboration or license agreements. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in our most recently filed SEC documents, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Except as required by law, all forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.

By:	/s/ Christian Waage
Christian Waage General Counsel

Date: February 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 1, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 31, 2012, titled “Ardea Biosciences Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated February 1, 2012, titled “Ardea Biosciences Prices Public Offering of Common Stock.”

99.3	Press Release, dated February 6, 2012, titled “Ardea Biosciences Announces Exercise in Full of Over-Allotment Option and Completion of Public Offering of Common Stock.”